Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SoundView Home Loan Trust 2006-3

$[1,017,991,000] (Approximate)

Financial Asset Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Servicer

Greenwich Capital Markets, Inc.
Lead-Underwriter

Wachovia Securities
Co-Manager

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Andrew Jewett	(203) 618-2473	andrew.jewett@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Todd Niemy	(212) 438-2429	todd_niemy@sandp.com
Natalia Skuthan	(212) 438-8012	natalia_skuthan@sandp.com

Moody’s Investors Service	Phone	E-mail Address
Anthony Deshetler	(201) 915 8306	anthony.deshetler@moodys.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet    Date Prepared: August [4], 2006

$[1,017,991,000](Approximate)

SoundView Home Loan Trust 2006-3

Class(1,2,3)	Principal Amount ($)	WAL (Years) Call/Mat	Payment Window (Mths) Call/Mat CallWindow(3)*	Expected Rating S&P/Moody’s	Assumed Final Distribution Date	Certificate Type
A-1	$358,222,000	1.00 / 1.00	1 - 20 / 1 - 20	AAA/Aaa	November 2036	Floating Rate Sequential Senior
A-2	$147,297,000	2.00 / 2.00	20 - 27 / 20 - 27	AAA/Aaa	November 2036	Floating Rate Sequential Senior
A-3	$235,663,000	3.50 / 3.50	27 - 72 / 27 - 72	AAA/Aaa	November 2036	Floating Rate Sequential Senior
A-4	$69,421,000	6.48 / 8.54	72 - 78 / 72 - 175	AAA/Aaa	November 2036	Floating Rate Sequential Senior
M-1	$43,162,000	4.72 / 5.20	43 - 78 / 43 - 151	AA+/Aa1	November 2036	Floating Rate Subordinate
M-2	$39,477,000	4.65 / 5.11	41 - 78 / 41 - 144	AA/Aa2	November 2036	Floating Rate Subordinate
M-3	$24,213,000	4.61 / 5.05	40 - 78 / 40 - 137	AA/Aa3	November 2036	Floating Rate Subordinate
M-4	$21,055,000	4.59 / 5.02	39 - 78 / 39 - 131	AA-/A1	November 2036	Floating Rate Subordinate
M-5	$18,423,000	4.58 / 4.98	39 - 78 / 39 - 126	A+/A2	November 2036	Floating Rate Subordinate
M-6	$18,423,000	4.56 / 4.93	38 - 78 / 38 - 120	A/A3	November 2036	Floating Rate Subordinate
M-7	$16,317,000	4.56 / 4.89	38 - 78 / 38 - 113	BBB+/Baa1	November 2036	Floating Rate Subordinate
M-8	$14,738,000	4.55 / 4.82	37 - 78 / 37 - 105	BBB/Baa2	November 2036	Floating Rate Subordinate
M-9	$11,580,000	4.53 / 4.72	37 - 78 / 37 - 96	BBB-/Baa3	November 2036	Floating Rate Subordinate
M-10	$13,686,000	Not Marketed hereby		BB+/Ba1	November 2036	Floating Rate Subordinate
Total:	$1,031,677,000

(1)
The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Mortgage Loans(as described herein). The principal balance of each class of Certificates (as defined herein) is subject to a 10% variance.

(2)
The Offered Certificates are priced to call. The margin on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates doubles and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by 1.5x on the first Distribution Date after the clean-up call date.

(3)	See “Pricing Prepayment Speed” herein.
(4)	The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

Depositor:	Financial Asset Securities Corp.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Servicer:	Wells Fargo Bank, N.A.

Originators:
Aegis Mortgage Corporation, BNC Mortgage Inc. (formerly Finance America LLC), Nationstar Mortgage (formerly Centex Home Equity Company LLC), First NLC Financial Services LLC, Long Beach Mortgage Corporation, Meritage Mortgage Corporation and Novastar Mortgage Inc.

Credit Risk Manager:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Lead-Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Managers:	Wachovia Capital Markets, LLC.

Trustee:	Deutsche Bank National Trust Company.

Custodians	Deutsche Bank National Trust Company and JP Morgan Chase Bank.

Interest Rate Swap
Provider:	[TBD]

Interest Rate Cap
Provider:	[TBD]

Basis Risk Cap
Provider:	[TBD]

Certificates:
The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Senior Certificates”) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (the “Subordinate Certificates). The Subordinate Certificates together with the Senior Certificates are referred to herein as the “Certificates”. The Senior Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are referred to herein as the “Offered Certificates”. The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

The Trust will also issue the Class C, Class P, Class R and Class R-X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, generally the later of (i) the close of business on August 1, 2006, and (ii) the date as specified in the related subsequent transfer instrument.

Expected Pricing Date:	On or about August [11], 2006.

Expected Closing Date:	On or about August [17], 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in September 2006.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Prior to the termination of the Interest Rate Swap Agreement the Class A Certificates may be purchased by ERISA plans which meet the requirements of an investor-based class exemption: The Class A Certificates are expected to be ERISA eligible subsequent to termination of the Interest Rate Swap Agreement , provided that certain conditions are satisfied (as described in the prospectus supplement). The Subordinate Certificates may be purchased by certain insurance company general accounts.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) of the Mortgage Loans and the retirement of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Account as of the Closing Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumption:

ARM Loans: 100% PPC (100% PPC: 4.0% - 35.0% CPR over 24 months)
FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% over 12 months)

Mortgage Loans:
As of the respective Cut-off Dates, the aggregate principal balance of the mortgage loans described herein was approximately $1,052,731,756 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

As of the initial Cut-off Date, the (“Initial Mortgage Loans”) will have an aggregate principal balance of approximately $842,257,110.

On or prior to the Closing Date, certain Initial Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

Up to [2.39]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date may be 30-59 days delinquent.

Pre-Funding Amount:
On the Closing Date, the Seller will deposit approximately $210,474,646 (the “Pre-funding Amount”) into an account (the “Pre-funding Account”). Funds on deposit in the Pre-funding Account will be used from time to time to acquire mortgage loans (“Subsequent Mortgage Loans”) during the Pre-funding Period. It is expected that after aggregation the composition and characteristics of the Subsequent Mortgage Loans will be similar to those of the Mortgage Loans in all material respects.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) November 15, 2006.

To the extent that the Trust does not fully use amounts on deposit in the Pre-funding Account to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the Trust will apply the remaining amounts as a prepayment of principal to the related Offered Certificates on the Distribution Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Offered Certificates from amounts in the Pre-funding Account.

As of each of the Subsequent Mortgage Loan’s respective Cut-Off Dates, the Subsequent Mortgage Loans are expected to have similar characteristics as Mortgage Loans as described herein.

Adjusted Net Mortgage
Rate:
The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the master servicing fee rate, (ii) the servicing fee rate, (iii) the custodial fee rate, (iv) the trustee fee rate and (v) the credit risk management fee rate.

Adjusted Net Maximum
Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the master servicing fee rate, (ii) the servicing fee rate, (iii) the custodial fee rate, (iv) the trustee fee rate and (v) the credit risk management fee rate.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Maximum Cap:
The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates for the Mortgage Loans plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans and (y) 12.

Net WAC Rate:
The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (I) for the first and second distribution date (A) 12 multiplied by (B) the amount of interest which accrued on the Initial Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates minus the amount of any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (II) thereafter, (A) 12 multiplied by (B) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates minus the amount of any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related Prepayment Period and (ii) the amounts on deposit in the Pre-Funding Accounts.

Net WAC Rate
Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Interest Rate Swap
Agreement:
On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein. Under the Interest Rate Swap Agreement , the Trust will be obligated to pay an amount equal to [5.550]% per annum on the notional amount as set forth in the Interest Rate Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Interest Rate Swap Agreement from the Swap Provider (on an actual/360 basis), until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement , the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in October 2010.

Interest Rate Cap
Agreement:
On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of [9.500]% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (ii) the excess, if any, of the outstanding balance of the Offered Certificates, for such distribution date, over the notional amount as set forth in the Interest Rate Swap Agreement , for such distribution date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Interest Rate Cap Agreement will terminate following the Distribution Date in June 2011.

Basis Risk Cap Agreement:
On the Closing Date, the Trustee (on behalf of the trust) will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in January 2007.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;
2) Overcollateralization Amount; and
3) Subordination.

Credit Support:
Class	Rating (S/M)	Initial Credit Enhancement	Target Credit Enhancement On or After Stepdown Date
Senior	AAA/Aaa	23.00%	46.00%
M-1	AA+/Aa1	18.90%	37.80%
M-2	AA/Aa2	15.15%	30.30%
M-3	AA/Aa3	12.85%	25.70%
M-4	AA-/A1	10.85%	21.70%
M-5	A+/A2	9.10%	18.20%
M-6	A/A3	7.35%	14.70%
M-7	BBB+/Baa1	5.80%	11.60%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:   If the Excess Cashflow and overcollateralization are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:                                        The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [2.00]% of the aggregate principal balance of the sum of (i) the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Account as of the Closing Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required
Overcollateralization
Target:                                           On any Distribution Date, the “Required Overcollateralization Target” is equal to:
(i)
prior to the Stepdown Date, [2.00]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Account as of the Closing Date, and

(ii)	on or after the Stepdown Date, if no Trigger Event has occurred or is continuing, the greater of:
(a) [4.00]% of the current principal balance of the Mortgage Loans;
(b) 0.50% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Account as of the Closing Date (the “OC Floor”) and
(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:                           The earlier to occur of
(i) the Distribution Date following the Distribution Date on which the principal balance of the Senior
Certificates has been reduced to zero and
(ii) the later to occur of
(x) the Distribution Date occurring in September 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is greater than or equal to [46.00]%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Delinquency Trigger Event:
A “Delinquency Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) a) the 60+ delinquency percentage exceeds [34.75]% of the current Credit Enhancement Percentage of the Senior Certificates or b) the 60+ delinquency percentage exceeds [42.30]% of the current Credit Enhancement Percentage of the Class M-1 Certificates after the Senior Certificates are paid down to zero.

Loss Trigger Event:
A “Loss Trigger Event” is in effect any Distribution Date, if the cumulative defaulted Mortgage Loans as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
September 2008 - August 2009	[1.65]% for the first month plus an additional 1/12th of [2.10]% for each month thereafter
September 2009 - August 2010	[3.75]% for the first month plus an additional 1/12th of [2.10]% for each month thereafter
September 2010 - August 2011	[5.85]% for the first month plus an additional 1/12th of [1.65]% for each month thereafter
September 2011 - August 2012	[7.50]% for the first month plus an additional 1/12th of [0.90]% for each month thereafter
September 2012 and thereafter	[8.40]%

Trigger Event:                              A “Trigger Event” is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by Excess Cashflow, second, to Net Swap Payments received pursuant to the Interest Rate Swap Agreement, third to amounts received pursuant to the Interest Rate Cap Agreement and the cap allocation agreement and fourth, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth, to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Priority of
Distributions:                               Available funds from the Mortgage Loans will be distributed as follows:

1)     Interest funds, net of servicing, custodial, trustee fees, Net Swap Payments owed to the trust and loss mitigation fees, as follows: first, to pay monthly interest plus any previously unpaid interest pro-rata to the Senior Certificates, second, to pay monthly interest to the Class M-1 Certificates, third, monthly interest to the Class M-2 Certificates, fourth, monthly interest to the Class M-3 Certificates, fifth, monthly interest to the Class M-4 Certificates, sixth, monthly interest to the Class M-5 Certificates, seventh, monthly interest to the Class M-6 certificates, eighth, monthly interest to the Class M-7 Certificates, ninth, monthly interest to the Class M-8 Certificates, tenth, monthly interest to the Class M-9 Certificates and eleventh, monthly interest to the Class M-10 Certificates.

2)     Principal funds, as follows: monthly principal to the Senior Certificates, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown," then monthly principal to the Class M-3 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-5 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-6 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-7 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-8 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-9 Certificates as described under “Principal Paydown” and then monthly principal to the Class M-10 Certificates as described under “Principal Paydown”.

3)     Excess Cashflow as follows: as principal to the Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates and then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)     From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)     To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first pro rata to the Senior Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates and then to the Class M-10 Certificates.

6)     Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Interest Rate Swap Agreement .)

Principal Paydown:

Principal allocated to the Senior Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Senior Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates and 10) Class M-10 Certificates.

2)     On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates such that the Senior Certificates will have at least [46.00]% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least [37.80]% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least [30.30]% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least [25.70]% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least [21.70]% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least [18.20]% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least [14.70]% credit enhancement, eighth, to the Class M-7 Certificates such that the Class M-7 Certificates will have at least [11.60]% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least [8.80]% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least [6.60]% credit enhancement and eleventh, to the Class M-10 Certi ficates such that the Class M-10 Certificates will have at least [4.00]% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,
(iii)	any termination payment not due to a Swap Provider trigger event.

On each Distribution Date, following the distribution of Excess Cashflow payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement ;

(iii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iv)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(v)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(vii)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Cap
Account:	Funds deposited into Cap Account on a Distribution Date will include:
(i)	the payments received by the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow funds will be deposited into the Swap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Cap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)          to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)           an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$1,052,731,756	$4,925	$1,068,750
Average Scheduled Principal Balance	$163,900
Number of Mortgage Loans	6,423

Weighted Average Gross Coupon	8.370%	4.250%	16.380%
Weighted Average FICO Score	620	454	812
Weighted Average Combined Original LTV	81.29%	10.77%	100.00%
Weighted Average Debt Ratio	42.29%	4.02%	64.95%

Weighted Average Original Term	350 months	61 months	360 months
Weighted Average Stated Remaining Term	346 months	58 months	359 months
Weighted Average Seasoning	4 months	1 month	60 months

Weighted Average Gross Margin	6.401%	2.250%	12.750%
Weighted Average Minimum Interest Rate	8.298%	2.250%	14.010%
Weighted Average Maximum Interest Rate	15.081%	10.250%	21.010%
Weighted Average Initial Rate Cap	2.977%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.317%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 month	58 months

Maturity Date		May 15 2011	Aug 1 2036
Maximum Zip Code Concentration	0.54%	92532

ARM	80.35%	First Lien	94.07%
Fixed Rate	19.65%	Second Lien	5.93%
		Alternative Documentation	1.24%
2/13 6 MO LIBOR	0.05%	Full Documentation	50.48%
2/13 6 MO LIBOR Balloon	2.37%	Limited Documentation	3.33%
2/28 6 MO LIBOR	29.13%	No Documentation	0.05%
2/28 6 MO LIBOR 40/30 Balloon	17.54%	No Income Verification	16.33%
2/28 6 MO LIBOR IO	13.88%	SISA	0.04%
3/27 6 MO LIBOR	10.22%	Stated Documentation	28.52%
3/27 6 MO LIBOR 40/30 Balloon	3.33%
3/27 6 MO LIBOR IO	3.30%	Cash Out Refinance	53.35%
5/1 YR LIBOR	0.18%	Purchase	40.72%
5/25 6 MO LIBOR	0.14%	Rate/Term Refinance	5.93%
5/25 6 MO LIBOR 40/30 Balloon	0.04%	Condominium	5.21%
5/25 6 MO LIBOR IO	0.03%	Manufactured Housing	0.23%
6 MO LIBOR	0.14%	Planned Unit Development	13.44%
Fixed Rate	15.00%	Rowhouse	0.03%
Fixed Rate 30/15 Balloon	1.90%	Single Family	72.43%
Fixed Rate 40/15 Balloon	0.19%	Townhouse	1.44%
Fixed Rate 40/30 Balloon	1.92%	Two-to-Four Family	7.21%
Fixed Rate IO	0.64%
		Investor	4.24%
Interest Only	17.86%	Primary	94.96%
Not Interest Only	82.14%	Second Home	0.80%

Prepay Penalty: N/A	28.99%	Top 5 States:
Prepay Penalty: 12 months	7.46%	California	24.55%
Prepay Penalty: 24 months	34.98%	Florida	14.65%
Prepay Penalty: 30 months	0.05%	Texas	5.96%
Prepay Penalty: 36 months	28.50%	Arizona	5.76%
Prepay Penalty: 60 months	0.02%	Illinois	4.71%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	877	28,471,185.16	2.70%	11.201	248	93.65	630
50,000.01 - 100,000.00	1,457	108,642,376.46	10.32%	9.483	318	83.10	612
100,000.01 - 150,000.00	1,329	164,407,189.39	15.62%	8.636	342	80.82	613
150,000.01 - 200,000.00	870	151,568,973.53	14.40%	8.268	350	79.02	616
200,000.01 - 250,000.00	637	142,845,787.25	13.57%	8.032	354	79.65	618
250,000.01 - 300,000.00	436	119,172,965.72	11.32%	8.003	355	81.15	619
300,000.01 - 350,000.00	263	85,381,266.13	8.11%	7.986	356	80.23	627
350,000.01 - 400,000.00	196	73,304,942.10	6.96%	7.999	355	82.01	625
400,000.01 - 450,000.00	126	53,341,562.48	5.07%	7.844	355	81.01	626
450,000.01 - 500,000.00	100	47,809,158.90	4.54%	7.788	356	81.70	634
500,000.01 - 550,000.00	56	29,385,544.59	2.79%	8.075	356	83.90	642
550,000.01 - 600,000.00	38	21,923,318.63	2.08%	8.116	357	83.69	633
600,000.01 - 650,000.00	21	13,115,309.58	1.25%	8.328	357	83.01	632
650,000.01 - 700,000.00	4	2,768,805.04	0.26%	7.643	356	82.55	681
700,000.01 - 750,000.00	5	3,575,889.64	0.34%	8.024	356	83.04	623
750,000.01 - 800,000.00	2	1,547,609.22	0.15%	7.652	356	86.95	642
800,000.01 - 850,000.00	2	1,647,198.22	0.16%	8.216	356	86.36	603
850,000.01 - 900,000.00	2	1,769,394.09	0.17%	8.119	356	70.06	575
950,000.01 - 1,000,000.00	1	984,530.02	0.09%	7.780	349	80.49	533
1,000,000.01+	1	1,068,750.00	0.10%	6.900	356	75.00	660
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	160,220.29	0.02%	4.250	350	52.42	676
4.500 - 4.999	1	103,092.10	0.01%	4.500	334	82.40	614
5.000 - 5.499	1	319,908.90	0.03%	5.400	350	80.00	600
5.500 - 5.999	26	6,579,269.11	0.62%	5.815	355	68.01	662
6.000 - 6.499	101	24,116,598.35	2.29%	6.321	354	74.97	652
6.500 - 6.999	549	130,470,347.87	12.39%	6.803	353	77.48	644
7.000 - 7.499	551	120,577,953.92	11.45%	7.261	355	79.23	637
7.500 - 7.999	973	209,067,092.70	19.86%	7.759	353	80.08	627
8.000 - 8.499	681	132,389,272.31	12.58%	8.241	353	80.67	622
8.500 - 8.999	808	148,113,250.42	14.07%	8.747	353	81.91	606
9.000 - 9.499	487	77,779,022.43	7.39%	9.225	349	83.14	603
9.500 - 9.999	600	78,326,868.62	7.44%	9.734	344	83.99	595
10.000 -10.499	390	42,833,528.00	4.07%	10.222	318	86.16	598
10.500 -10.999	426	38,226,534.05	3.63%	10.709	316	85.84	588
11.000 -11.499	259	17,419,866.70	1.65%	11.190	286	89.78	608
11.500 -11.999	241	13,001,269.47	1.24%	11.728	261	94.25	621
12.000 -12.499	110	5,232,444.68	0.50%	12.226	256	93.01	622
12.500 -12.999	77	3,014,935.03	0.29%	12.733	235	95.05	625
13.000 -13.499	52	2,251,301.47	0.21%	13.202	227	93.72	610
13.500 -13.999	37	1,333,505.61	0.13%	13.723	222	98.75	625
14.000 -14.499	10	381,017.00	0.04%	14.085	285	89.12	615
14.500 -14.999	29	683,604.66	0.06%	14.659	172	99.99	625
15.000 -15.499	7	175,580.17	0.02%	15.072	174	100.00	632
15.500 -15.999	3	80,472.90	0.01%	15.632	174	100.00	606
16.000 -16.499	3	94,799.39	0.01%	16.231	175	99.99	611
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	4	246,632.01	0.02%	11.000	352	71.92	0
400-499	5	499,162.08	0.05%	9.473	352	68.74	485
500-524	243	37,887,680.50	3.60%	9.655	355	73.20	513
525-549	566	92,509,172.89	8.79%	9.068	354	77.41	537
550-574	623	101,688,841.69	9.66%	8.688	354	78.18	562
575-599	848	137,375,096.70	13.05%	8.333	353	80.08	587
600-624	1,144	177,436,742.02	16.85%	8.234	346	83.02	613
625-649	1,212	190,960,495.91	18.14%	8.295	342	82.83	636
650-674	872	154,711,045.10	14.70%	8.085	341	82.99	661
675-699	438	77,728,004.93	7.38%	8.093	335	83.41	685
700+	468	81,688,882.32	7.76%	7.908	335	82.80	734
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	169	20,599,683.57	1.96%	8.038	344	40.63	606
50.00- 54.99	70	9,868,261.68	0.94%	7.709	354	52.63	606
55.00- 59.99	109	16,337,583.07	1.55%	7.830	352	57.56	595
60.00- 64.99	147	25,384,512.50	2.41%	8.130	350	62.63	589
65.00- 69.99	197	36,279,876.81	3.45%	8.028	352	67.48	588
70.00- 74.99	329	59,807,066.26	5.68%	8.217	352	72.03	581
75.00- 79.99	512	94,505,436.57	8.98%	8.270	352	77.31	599
80.00	1,754	354,796,889.27	33.70%	7.927	355	80.00	644
80.01- 84.99	349	75,199,792.63	7.14%	8.142	355	82.74	600
85.00- 89.99	584	111,494,515.02	10.59%	8.441	354	86.35	604
90.00- 94.99	798	139,715,030.28	13.27%	8.689	354	90.59	611
95.00- 99.99	241	32,321,455.91	3.07%	9.079	333	95.63	634
100.00	1,164	76,421,652.58	7.26%	10.439	251	100.00	660
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61	1	57,714.24	0.01%	10.590	58	46.15	507
120	8	809,717.56	0.08%	7.899	114	64.93	652
175	1	64,394.41	0.01%	7.990	170	89.59	639
180	919	54,829,324.16	5.21%	10.546	173	96.00	658
216	1	60,042.87	0.01%	7.500	209	67.78	649
240	67	4,160,339.78	0.40%	8.881	235	78.66	631
300	9	1,283,790.52	0.12%	7.350	296	77.98	638
360	5,417	991,466,432.61	94.18%	8.249	356	80.50	618
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	1	57,714.24	0.01%	10.590	58	46.15	507
61-120	9	862,954.37	0.08%	7.890	114	66.29	652
121-180	919	54,840,481.76	5.21%	10.546	173	96.00	658
181-240	68	4,220,382.65	0.40%	8.861	234	78.50	631
241-300	9	1,283,790.52	0.12%	7.350	296	77.98	638
301-360	5,417	991,466,432.61	94.18%	8.249	356	80.50	618
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	5	753,710.90	0.07%	7.944	346	68.38	639
0.01 -20.00	178	22,243,252.28	2.11%	8.552	348	76.60	604
20.01 -25.00	199	26,400,178.54	2.51%	8.407	348	77.33	602
25.01 -30.00	341	44,652,687.01	4.24%	8.464	348	77.95	607
30.01 -35.00	634	93,010,298.30	8.84%	8.424	344	80.09	616
35.01 -40.00	908	141,996,516.30	13.49%	8.350	346	80.92	619
40.01 -45.00	1,486	240,520,108.22	22.85%	8.388	345	81.90	624
45.01 -50.00	1,955	356,341,711.04	33.85%	8.401	347	82.02	625
50.01 -55.00	693	122,171,705.65	11.61%	8.184	345	82.21	617
55.01 -60.00	23	4,481,367.62	0.43%	7.656	336	84.04	607
60.01+	1	160,220.29	0.02%	4.250	350	52.42	676
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	4,438	845,863,488.97	80.35%	8.303	351	81.44	618
Fixed Rate	1,985	206,868,267.18	19.65%	8.644	326	80.65	628
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/13 6 MO LIBOR	12	479,004.90	0.05%	10.255	171	99.51	651
2/13 6 MO LIBOR Balloon	380	24,994,868.56	2.37%	10.268	171	99.62	667
2/28 6 MO LIBOR	1,851	306,608,955.40	29.13%	8.673	356	80.38	597
2/28 6 MO LIBOR 40/30 Balloon	756	184,637,475.33	17.54%	8.140	356	82.20	623
2/28 6 MO LIBOR IO	509	146,138,575.37	13.88%	7.713	356	81.65	651
3/27 6 MO LIBOR	616	107,623,136.07	10.22%	8.364	357	79.57	603
3/27 6 MO LIBOR 40/30 Balloon	155	35,055,868.97	3.33%	7.800	357	80.29	630
3/27 6 MO LIBOR IO	130	34,747,890.54	3.30%	7.386	356	80.22	648
5/1 YR LIBOR	12	1,899,119.57	0.18%	6.375	347	82.72	640
5/25 6 MO LIBOR	7	1,428,793.01	0.14%	6.944	358	75.00	680
5/25 6 MO LIBOR 40/30 Balloon	2	423,774.40	0.04%	7.793	357	88.57	640
5/25 6 MO LIBOR IO	2	314,200.00	0.03%	7.694	358	79.99	643
6 MO LIBOR	6	1,511,826.85	0.14%	9.227	355	68.69	538
Fixed Rate	1,411	157,865,720.44	15.00%	8.381	342	78.33	621
Fixed Rate 30/15 Balloon	416	20,012,852.86	1.90%	11.586	175	99.02	656
Fixed Rate 40/15 Balloon	30	2,024,597.38	0.19%	11.687	175	99.81	674
Fixed Rate 40/30 Balloon	101	20,200,020.94	1.92%	7.896	356	79.25	636
Fixed Rate IO	27	6,765,075.56	0.64%	7.393	356	79.07	654
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	668	187,965,741.47	17.86%	7.641	356	81.29	650
Not Interest Only	5,755	864,766,014.68	82.14%	8.528	343	81.28	614
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	2,092	305,222,763.18	28.99%	8.845	347	81.60	614
Prepay Penalty: 12 months	322	78,539,640.35	7.46%	8.168	347	81.14	629
Prepay Penalty: 24 months	2,198	368,213,797.27	34.98%	8.311	342	82.85	624
Prepay Penalty: 30 months	3	541,985.45	0.05%	8.859	302	78.23	611
Prepay Penalty: 36 months	1,806	300,048,986.82	28.50%	8.012	349	79.09	619
Prepay Penalty: 60 months	2	164,583.08	0.02%	6.817	279	86.67	699
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	5,221	990,338,178.74	94.07%	8.206	354	80.20	618
Second Lien	1,202	62,393,577.41	5.93%	10.969	213	98.55	654
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	69	13,051,076.08	1.24%	8.179	353	80.67	605
Full Documentation	3,569	531,423,275.10	50.48%	8.204	346	81.65	609
Limited Documentation	199	35,086,744.65	3.33%	8.666	350	79.77	590
No Documentation	4	565,353.93	0.05%	7.332	358	55.51	675
No Income Verification	938	171,961,358.17	16.33%	8.286	352	79.06	628
SISA	1	440,000.00	0.04%	8.990	358	80.00	649
Stated Documentation	1,643	300,203,948.22	28.52%	8.687	341	82.17	640
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	3,122	561,633,762.23	53.35%	8.280	351	78.71	603
Purchase	2,960	428,690,615.38	40.72%	8.483	339	84.46	646
Rate/Term Refinance	341	62,407,378.54	5.93%	8.400	347	82.59	601
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	346	54,816,627.72	5.21%	8.322	348	81.14	635
Manufactured Housing	19	2,400,319.68	0.23%	8.879	352	77.87	650
Planned Unit Development	885	141,489,019.09	13.44%	8.233	342	82.77	625
Rowhouse	4	348,074.94	0.03%	8.695	342	86.81	671
Single Family	4,752	762,534,332.60	72.43%	8.365	347	80.73	614
Townhouse	86	15,197,568.38	1.44%	8.225	354	79.74	630
Two-to-Four Family	331	75,945,813.74	7.21%	8.715	340	84.56	656
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	316	44,649,133.62	4.24%	9.344	355	82.95	641
Primary	6,040	999,664,206.36	94.96%	8.321	345	81.21	619
Second Home	67	8,418,416.17	0.80%	9.013	337	81.55	629
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	22	1,578,712.56	0.15%	9.638	331	86.38	603
Arizona	387	60,586,778.70	5.76%	8.217	342	81.02	618
Arkansas	28	2,306,591.50	0.22%	9.319	338	90.33	604
California	971	258,400,129.15	24.55%	7.960	341	80.31	635
Colorado	143	21,162,862.57	2.01%	8.050	345	83.06	624
Connecticut	77	13,635,664.03	1.30%	8.231	350	81.17	615
Delaware	19	2,681,111.42	0.25%	8.446	346	76.39	571
District of Columbia	4	1,125,415.24	0.11%	8.272	357	81.59	620
Florida	865	154,188,440.32	14.65%	8.232	350	80.48	621
Georgia	191	22,835,771.83	2.17%	9.056	346	83.67	611
Hawaii	6	1,592,909.60	0.15%	7.945	357	68.65	570
Idaho	37	3,197,892.42	0.30%	8.811	319	81.55	602
Illinois	271	49,610,460.04	4.71%	8.710	351	82.69	629
Indiana	90	7,231,178.60	0.69%	9.250	347	87.61	604
Iowa	36	2,262,654.40	0.21%	9.890	345	86.28	585
Kansas	26	1,805,879.54	0.17%	9.749	336	86.17	614
Kentucky	35	2,605,229.60	0.25%	9.073	339	81.72	606
Louisiana	50	5,372,863.81	0.51%	8.852	348	84.75	600
Maine	35	4,626,300.38	0.44%	8.811	347	80.83	600
Maryland	135	31,202,236.73	2.96%	8.166	353	81.65	623
Massachusetts	128	29,885,197.93	2.84%	8.420	350	81.11	625
Michigan	187	16,859,213.84	1.60%	9.120	344	84.04	604
Minnesota	78	11,456,298.15	1.09%	8.388	350	82.44	622
Mississippi	14	1,407,810.07	0.13%	8.909	348	84.41	649
Missouri	125	10,769,604.67	1.02%	9.298	346	84.44	600
Montana	6	971,823.43	0.09%	7.649	349	74.56	616
Nebraska	27	2,177,853.19	0.21%	9.562	337	86.46	591
Nevada	129	23,076,113.76	2.19%	8.087	341	81.33	631
New Hampshire	42	7,386,892.76	0.70%	7.927	353	78.93	629
New Jersey	113	24,101,153.42	2.29%	9.019	350	79.63	599
New Mexico	26	3,434,862.69	0.33%	8.744	348	80.41	626
New York	168	43,058,541.40	4.09%	8.330	351	81.00	615
North Carolina	86	9,050,440.26	0.86%	9.329	349	81.55	596
North Dakota	1	120,448.94	0.01%	9.830	355	80.49	588
Ohio	190	18,991,866.34	1.80%	9.019	350	84.87	604
Oklahoma	31	2,202,074.27	0.21%	9.136	336	82.28	612
Oregon	76	10,780,932.42	1.02%	8.368	334	84.27	613
Pennsylvania	257	27,646,493.61	2.63%	8.814	345	82.05	611
Rhode Island	37	8,985,789.83	0.85%	8.118	347	83.40	639
South Carolina	43	4,761,650.92	0.45%	9.578	346	83.04	595
South Dakota	5	245,587.93	0.02%	9.778	337	87.95	584
Tennessee	83	6,659,948.56	0.63%	9.060	338	81.71	602
Texas	636	62,704,420.00	5.96%	8.592	345	80.69	613
Utah	62	6,564,057.63	0.62%	8.632	335	84.36	613
Vermont	25	3,587,790.50	0.34%	8.327	356	76.45	586
Virginia	195	34,678,194.32	3.29%	8.277	347	80.64	606
Washington	156	25,367,788.23	2.41%	8.290	347	82.13	616
West Virginia	22	2,111,982.09	0.20%	9.495	350	77.37	581
Wisconsin	42	4,954,642.01	0.47%	9.677	351	80.88	585
Wyoming	5	723,200.54	0.07%	8.373	334	85.96	652
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	12	1,899,119.57	0.22%	6.375	347	82.72	640
3.000 - 3.499	28	6,627,647.89	0.78%	6.393	353	79.45	634
3.500 - 3.999	114	28,074,806.21	3.32%	6.803	353	79.82	627
4.000 - 4.499	123	29,982,932.55	3.54%	7.183	353	80.77	631
4.500 - 4.999	198	43,895,682.76	5.19%	7.377	354	79.32	631
5.000 - 5.499	294	63,560,278.64	7.51%	7.932	356	81.64	632
5.500 - 5.999	639	141,690,540.75	16.75%	7.846	356	81.82	621
6.000 - 6.499	581	121,437,377.25	14.36%	7.970	357	79.76	616
6.500 - 6.999	556	113,095,419.73	13.37%	8.190	355	80.53	624
7.000 - 7.499	526	99,659,107.20	11.78%	8.636	356	80.52	616
7.500 - 7.999	787	132,776,232.69	15.70%	9.267	349	82.14	602
8.000 - 8.499	228	36,834,936.17	4.35%	9.740	331	85.37	601
8.500 - 8.999	108	12,635,576.69	1.49%	9.888	306	87.95	621
9.000 - 9.499	62	4,197,547.09	0.50%	10.467	256	94.00	646
9.500 - 9.999	104	5,025,085.39	0.59%	10.913	211	95.86	630
10.000 -10.499	31	2,009,734.92	0.24%	11.646	250	90.83	608
10.500 -10.999	7	461,576.13	0.05%	12.058	223	93.04	633
11.000 -11.499	6	313,844.16	0.04%	12.353	200	96.82	632
11.500 -11.999	27	1,337,948.76	0.16%	12.784	179	96.95	638
12.000+	7	348,094.42	0.04%	13.600	171	100.00	635
Total	4,438	845,863,488.97	100.00%	8.303	351	81.44	618

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	4	613,695.13	0.07%	6.859	342	88.12	610
4.000 - 4.499	1	160,220.29	0.02%	4.250	350	52.42	676
4.500 - 4.999	1	103,092.10	0.01%	4.500	334	82.40	614
5.000 - 5.499	2	439,696.45	0.05%	6.245	351	78.26	587
5.500 - 5.999	23	5,911,858.75	0.70%	5.835	356	67.80	659
6.000 - 6.499	81	20,526,833.14	2.43%	6.335	356	76.19	651
6.500 - 6.999	365	95,205,030.61	11.26%	6.821	355	79.42	641
7.000 - 7.499	405	95,733,199.38	11.32%	7.269	356	79.88	635
7.500 - 7.999	762	175,964,658.40	20.80%	7.767	355	80.74	628
8.000 - 8.499	524	109,805,896.59	12.98%	8.247	356	80.81	623
8.500 - 8.999	677	131,800,635.27	15.58%	8.757	353	82.42	608
9.000 - 9.499	386	66,152,182.93	7.82%	9.238	352	82.86	600
9.500 - 9.999	458	67,027,698.30	7.92%	9.743	341	84.60	593
10.000 -10.499	270	33,712,242.96	3.99%	10.243	333	84.72	590
10.500 -10.999	310	29,707,608.87	3.51%	10.710	315	85.16	582
11.000 -11.499	99	8,642,316.95	1.02%	11.173	320	85.28	582
11.500 -11.999	20	1,444,346.41	0.17%	11.669	314	86.49	609
12.000 -12.499	11	626,045.54	0.07%	12.271	251	90.10	621
12.500 -12.999	30	1,523,371.05	0.18%	12.786	187	94.89	633
13.000 -13.499	3	416,798.66	0.05%	13.250	319	76.08	536
13.500 -13.999	5	269,196.81	0.03%	13.703	171	100.00	633
14.000 -14.499	1	76,864.38	0.01%	14.010	354	65.21	579
Total	4,438	845,863,488.97	100.00%	8.303	351	81.44	618

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.000 -10.499	1	160,220.29	0.02%	4.250	350	52.42	676
11.500 -11.999	19	4,676,401.94	0.55%	5.874	356	65.40	658
12.000 -12.499	40	10,828,721.60	1.28%	6.268	357	75.65	652
12.500 -12.999	108	27,575,854.91	3.26%	6.739	357	78.85	643
13.000 -13.499	162	37,172,828.22	4.39%	7.028	357	79.76	632
13.500 -13.999	428	103,534,861.79	12.24%	7.126	356	79.55	630
14.000 -14.499	407	92,875,039.48	10.98%	7.522	356	79.82	630
14.500 -14.999	762	172,509,286.46	20.39%	7.945	355	81.22	626
15.000 -15.499	508	100,899,538.68	11.93%	8.397	356	81.23	620
15.500 -15.999	576	110,729,485.61	13.09%	8.847	352	82.65	608
16.000 -16.499	303	53,355,143.32	6.31%	9.286	352	82.78	605
16.500 -16.999	409	58,638,628.35	6.93%	9.766	339	84.72	595
17.000 -17.499	252	31,735,566.12	3.75%	10.252	331	84.69	589
17.500 -17.999	300	28,658,234.47	3.39%	10.724	313	85.40	582
18.000 -18.499	94	8,351,173.17	0.99%	11.171	318	85.40	580
18.500 -18.999	19	1,250,228.12	0.15%	11.545	293	87.24	612
19.000 -19.499	11	626,045.54	0.07%	12.271	251	90.10	621
19.500 -19.999	30	1,523,371.05	0.18%	12.786	187	94.89	633
20.000 -20.499	3	416,798.66	0.05%	13.250	319	76.08	536
20.500 -20.999	5	269,196.81	0.03%	13.703	171	100.00	633
21.000+	1	76,864.38	0.01%	14.010	354	65.21	579
Total	4,438	845,863,488.97	100.00%	8.303	351	81.44	618

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	4	608,272.03	0.07%	8.946	357	79.92	599
1.500	13	2,669,242.45	0.32%	8.692	353	72.71	566
2.000	52	14,305,524.34	1.69%	7.843	353	83.58	653
3.000	4,369	828,280,450.15	97.92%	8.309	350	81.43	618
Total	4,438	845,863,488.97	100.00%	8.303	351	81.44	618

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,510	312,463,512.77	36.94%	8.094	357	81.14	614
1.500	2,915	531,093,995.12	62.79%	8.431	347	81.61	621
2.000	12	1,899,119.57	0.22%	6.375	347	82.72	640
3.000	1	406,861.51	0.05%	9.150	355	85.00	605
Total	4,438	845,863,488.97	100.00%	8.303	351	81.44	618

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
09/01/06	2	803,271.30	0.09%	9.369	355	72.58	528
10/01/06	1	209,674.97	0.02%	9.310	357	56.45	543
11/01/06	1	199,600.52	0.02%	8.410	357	66.67	568
02/01/07	2	299,280.06	0.04%	9.329	354	68.19	542
05/01/07	3	676,817.55	0.08%	7.688	345	88.86	580
06/01/07	3	443,547.27	0.05%	7.871	343	88.44	554
08/01/07	4	499,834.18	0.06%	6.926	348	80.76	617
09/01/07	21	3,390,411.72	0.40%	8.056	331	83.69	579
10/01/07	49	4,778,062.29	0.56%	8.701	248	92.74	644
11/01/07	212	13,739,636.78	1.62%	10.022	185	98.47	658
12/01/07	154	13,293,058.39	1.57%	9.692	220	96.35	663
01/01/08	457	88,482,027.46	10.46%	8.079	353	80.24	605
02/01/08	363	64,959,398.86	7.68%	8.707	354	81.58	607
03/01/08	353	67,162,450.72	7.94%	8.581	355	81.59	618
04/01/08	410	79,970,752.45	9.45%	8.448	356	80.72	618
05/01/08	882	186,776,972.42	22.08%	8.204	357	81.84	615
06/01/08	263	53,558,519.68	6.33%	8.205	358	80.58	616
07/01/08	322	82,784,992.41	9.79%	8.194	358	80.49	640
08/01/08	16	2,864,501.48	0.34%	8.598	358	81.21	622
09/01/08	1	88,000.00	0.01%	8.000	349	80.00	586
10/01/08	3	486,963.68	0.06%	8.163	350	76.34	585
11/01/08	1	150,595.29	0.02%	6.250	351	80.00	672
12/01/08	4	927,383.92	0.11%	6.954	352	87.45	628
01/01/09	101	19,577,996.46	2.31%	7.566	353	81.74	629
02/01/09	35	6,237,331.05	0.74%	8.078	354	80.27	631
03/01/09	35	7,969,992.63	0.94%	8.250	355	80.90	621
04/01/09	36	5,771,828.97	0.68%	8.028	356	81.16	627
05/01/09	223	47,154,084.96	5.57%	7.616	357	79.18	613
06/01/09	189	38,282,312.72	4.53%	8.271	358	80.74	616
07/01/09	249	47,065,236.66	5.56%	8.496	358	78.51	613
08/01/09	21	3,322,498.69	0.39%	8.857	359	79.25	636
01/01/10	2	257,344.91	0.03%	6.663	341	88.65	611
08/01/10	2	202,501.74	0.02%	6.713	348	88.30	645
09/01/10	2	374,282.76	0.04%	6.693	349	86.57	643
10/01/10	4	749,133.85	0.09%	5.673	350	77.00	665
11/01/10	1	186,422.76	0.02%	6.750	351	80.00	617
05/01/11	5	930,149.60	0.11%	7.102	357	76.15	662
06/01/11	2	506,042.23	0.06%	6.899	358	79.79	699
07/01/11	4	730,575.58	0.09%	7.589	358	80.22	651
Total	4,438	845,863,488.97	100.00%	8.303	351	81.44	618

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
AEGIS	1,284	239,027,984.89	22.71%	7.944	355	79.24	617
BNC	757	145,480,210.70	13.82%	8.380	350	82.90	618
NATIONSTAR	2,303	358,790,029.86	34.08%	8.337	350	80.59	612
FNLC	1,151	210,474,646.49	19.99%	8.482	351	79.74	627
MERITAGE	925	98,470,564.03	9.35%	9.264	292	89.68	647
NOVASTAR	3	488,320.18	0.05%	9.183	346	88.42	571
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	5,755	864,766,014.68	82.14%	8.528	343	81.28	614
24	2	699,500.01	0.07%	8.416	354	84.94	623
60	664	186,952,041.46	17.76%	7.638	356	81.28	651
84	2	314,200.00	0.03%	7.694	358	79.99	643
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent Second	4,825	724,659,879.49	68.84%	8.583	341	81.69	607
Silent Second	1,598	328,071,876.66	31.16%	7.900	356	80.39	650
Total	6,423	1,052,731,756.15	100.00%	8.370	346	81.29	620